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                                                                   EXHIBIT 10(n)

                               SECURITY AGREEMENT


         This Security Agreement (the "SECURITY AGREEMENT") is entered into as of the 30th day of November, 2000, by PEERLESS MFG. CO., a Texas corporation having its principal place of business in 2819 Walnut Hill Lane, Dallas, Texas 75229 ("DEBTOR"), in favor of BANK OF AMERICA, N.A., a national banking association ("BANK OF AMERICA"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders (as defined herein).


                                 R E C I T A L S

         A. Bank of America has previously extended one or more credit facilities to the Debtor pursuant to the Bank of America Loan Documents (as herein defined).

         B. Chase (as herein defined) has previously extended one or more credit facilities to the Debtor pursuant to the Chase Loan Documents (as herein defined).

         C. In return for Bank of America's and Chase's agreements to waive certain events of default existing under the Loan Documents (as herein defined), the Debtor has agreed to grant a security interest in the Collateral (as herein defined) to secure the Obligations (as herein defined) which include both the Bank of America Debt (as herein defined) and the Chase Debt (as herein defined). The Debtor, by and through the action of its board of directors, has determined that it may reasonably be expected to benefit, directly and indirectly, from the granting of this security interest.

         D. The Lenders have appointed Bank of America to serve as Collateral Agent under this Security Agreement pursuant to the terms of an Intercreditor Agreement among them and the Debtor dated as of November 30th, 2000 (as the same may be amended, the "INTERCREDITOR AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Collateral Agent on behalf of itself and Chase (and their respective successors and assigns), hereby agree as follows:

         1.0 TERMS. In addition to any other terms defined herein, the following terms shall have the meanings set forth below. Terms not defined herein which are defined in the Texas Uniform Commercial Code, as amended by Act of June 18, 1999, 76th Leg., R.S. Chap. 414, Tex. Sess. Law Serv. 2639 (Vernon) (to be codified as an amendment in Tex. Bus. & Comm. Code Ann.ss.9.101, et seq.) effective July 1, 2001 (the "UCC"), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.

             "ACCOUNTS" means all of Debtor's now owned or existing or hereafter acquired or arising accounts and includes all of Debtor's rights to payment arising out of the transfer of rights in Debtor's tangible or intangible personal property, and all supporting obligations.

             "ACCOUNT DEBTOR" means each person who is obligated on, under, or with respect to any Payment Rights Collateral.

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             "BANK OF AMERICA DEBT" means all obligations, indebtedness, and liabilities of the Debtor to Bank of America arising pursuant to any of the Bank of America Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Bank of America with the Debtor enabling Debtor to fix or limit its actual interest expense, pursuant to any foreign exchange, currency hedging, or other agreement entered into by Bank of America with the Debtor enabling Debtor to limit the market risk of the Debtor actually holding currency in either the cash or futures markets, or pursuant to any deposit or cash management products and services provided to the Debtor, in each case whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Debtor to repay loans, any reimbursement obligations arising in connection with any letter of credit, interest on the loans and such reimbursement obligations, credit extended on uncollected funds and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Bank of America Loan Documents or such agreements enabling the Debtor to fix or limit its interest expense or limit its market risk of holding currency or the agreements governing the deposit and cash management products and services provided to the Debtor.

             "BANK OF AMERICA LOAN DOCUMENTS" mean all loan agreements, notes, letters of credit, documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements between the Debtor and Bank of America which reflect any loan or other extension of credit made by Bank of America to the Debtor, or which are delivered by the Debtor to Bank of America in connection with any loan or other extension of credit by Bank of America to the Debtor. The loan documents include this Security Agreement and the Intercreditor Agreement.

             "CERTIFICATED SECURITIES" means all of Debtor's now owned or existing or hereafter acquired or arising certificated securities.

             "CHASE" means The Chase Manhattan Bank, a New York banking association.

             "CHASE DEBT" means all obligations, indebtedness, and liabilities of the Debtor to Chase arising pursuant to any of the Chase Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Chase with the Debtor enabling Debtor to fix or limit its actual interest expense, pursuant to any foreign exchange, currency hedging, or other agreement entered into by Chase with the Debtor enabling Debtor to limit the market risk of the Debtor actually holding currency in either the cash or futures markets, or pursuant to any deposit or cash management products and services provided to the Debtor, in each case whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Debtor to repay loans, any reimbursement obligations arising in connection with any letter of credit, interest on the loans and such reimbursement obligations, credit extended on uncollected funds and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Chase Loan Documents or such agreements enabling the Debtor to fix or limit its interest expense or limit its market risk of holding currency or pursuant to any deposit or cash management products and services provided to the Debtor.

             "CHASE LOAN DOCUMENTS" mean all loan agreements, notes, letters of credit, documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements between the Debtor and Chase which reflect any loan or other extension of credit made by Chase to the Debtor, or which are delivered by the Debtor to Chase in connection with any loan or other extension of credit by Chase to the Debtor. The loan documents include this Security Agreement and the Intercreditor Agreement.

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             "CHATTEL PAPER" means all of Debtor's now owned or existing or hereafter acquired or arising, tangible and intangible chattel paper.

             "COLLATERAL" means all of the following wherever located: (a) Accounts, (b) Chattel Paper, (c) Deposit Accounts, (d) Documents, (e) Equipment,
(f) General Intangibles, (g) Instruments, (h) Inventory, (i) Investment Property, (j) Letter of Credit Rights, (k) Tort Claims, (l) all dividends, distributions, and income attributable to proceeds, products, additions to, substitutions, replacements and supporting obligations for, model conversions, and accessions of, any and all Collateral; "proceeds" includes, without limitation, all proceeds of any insurance (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to or security for any of the Collateral, and (m) all ledgers, files, writings, records, data bases, plans, drawings, and information relating to any of the foregoing.

             "COLLATERAL AGENT" means Bank of America in its capacity as the collateral agent under the Security Agreement, or any successor collateral agent.

             "DEPOSIT ACCOUNTS" means all of Debtor's now owned or existing or hereafter acquired or arising deposit accounts.

             "DOCUMENTS" means all of Debtor's now owned or existing or hereafter acquired or arising documents.

             "EQUIPMENT" means all of Debtor's now owned or existing or hereafter acquired or arising equipment and fixtures of every description used or useful in the conduct of Debtor's business, and all accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts, and other property now or hereafter affixed thereto or used in connection therewith.

             "EVENT OF DEFAULT" has the meaning set forth in Section 6.0 hereof.

             "GENERAL INTANGIBLES" means all of Debtor's now owned or existing or hereafter acquired or arising general intangibles (including all payment intangibles) and in any event includes all rights to tax refunds, all copyrights, patents, trademarks, trade secrets, service marks, formulae, blueprints, technology, trade dress, logotypes, rights arising out of leases, licenses, and contracts which are not accounts, chattel paper, or instruments (including, without limitation, dividends and rights to payment arising out of partnership agreements and management contracts), computer software, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, and all other choses in action and causes of action.

             "INSTRUMENTS" means all of Debtor's now owned or existing or hereafter acquired or arising instruments, including all of Debtor's promissory notes.

             "INTANGIBLE COLLATERAL" means all Collateral other than Equipment and Inventory.

             "INTERCREDITOR AGREEMENT" has the meaning set forth in Recital D hereof.

             "INVENTORY" means all of Debtor's now owned or existing or hereafter acquired or arising goods, merchandise, and other personal property furnished under any contract of service or intended for

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sale or lease, including all raw materials, work in process, finished goods and materials and supplies, of any kind, nature, or description, that are used or consumed by Debtor's business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all goods consigned by or to Debtor, all goods previously constituting Equipment which are at any time in question being held for sale or lease in the ordinary course of Debtor's business, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of Debtor.

             "INVESTMENT PROPERTY" means all of Debtor's now owned or existing or hereafter acquired or arising investment property, including without limitation or in addition, all financial assets and all the following:

             (a) all the capital stock, partnership interests, membership interests and other ownership interests issued by, and all other ownership interest in, all subsidiaries of Debtor (that are not Foreign Subsidiaries, as defined below) now owned or hereafter created or acquired and owned by the Debtor, including without limitation, the capital stock or other ownership interests described on Exhibit 1.1;

             (b) sixty-six and two thirds percent (66 2/3%) of all the capital stock, partnership interests, membership interests or other ownership interests of each subsidiary of Debtor organized outside of the United States of America (the "FOREIGN SUBSIDIARIES"), now owned or hereafter created or acquired and owned by Debtor, including without limitation those specifically described on
Exhibit 1.2 hereto; and

             (c) all the commodity accounts and security accounts described on
Exhibit 3.7.

             "LENDERS" means Bank of America and Chase.

             "LETTER OF CREDIT RIGHTS" means all of Debtor's now owned or existing or hereafter acquired or arising rights to payment and performance under any letter of credit.

             "LIEN" means any mortgage, deed of trust, pledge, security interest, lien, conditional sale or other title retention agreement, or any financing statement or any distraint, writ of attachment, writ of garnishment, writ of sequestration, or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or not.

             "LOAN DOCUMENTS" means the Bank of America Loan Documents and the Chase Loan Documents.

             "OBLIGATIONS" means the following described obligations:

             (a) Payment and performance by Debtor of all of the Bank of America Debt and all of the Chase Debt; and

             (b) To the extent not included in subparagraph (a), all sums advanced or expenses or costs incurred by the Collateral Agent or any Lender pursuant to, or permitted by, the terms of this Security Agreement, plus interest thereon at the highest lawful rate per annum for past due payments, from the date such advances are made or expenses or costs are incurred until reimbursed, such costs to include, but not be limited to, all costs of the Collateral Agent or any Lender to obtain, administer,



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preserve and protect and enforce this Security Agreement and collect the
Obligations and maintain and preserve the Collateral.

             "PAYMENT RIGHTS COLLATERAL" means all Collateral consisting of General Intangibles which constitute payment intangibles, Accounts, and Chattel Paper.

             "PERMITTED LIENS" means (a) liens and security interests in favor of the Collateral Agent for the benefit of the Lenders: (b) carriers', warehousemen's, mechanics', and other similar liens and charges arising under applicable law in the ordinary course of Debtor's business securing obligations that are not incurred in connection with the obtaining of loans and which are not overdue; (c) taxes and assessments not delinquent or actively being contested in good faith by Debtor; (d) deposits or pledges for goods or services made in the ordinary course of a Debtor's business; (e) title of a bona fide lessor of tangible personal property to Debtor under a contract which does not create a security interest under the UCC; (f) the encumbrances described on
Exhibit 1.3; and (g) liens and security interests in favor of third parties which are granted with the prior written consent of the Collateral Agent acting at the direction of the Lenders.

             "SECURITY AGREEMENT" means this Security Agreement and all amendment hereof or supplements hereto.

             "SECURITY INTEREST" means the security interest granted by Debtor to the Collateral Agent under this Security Agreement.

             "SOLVENT" when used with respect to any person means that the fair value of the property of such person is on the date of determination, greater than the total amount of the liabilities (including contingent liabilities) of such person as of such date and that, as of such date, such person is able to pay all indebtedness of such person as such indebtedness matures.

             "TORT CLAIMS" means all of Debtor's currently existing commercial tort claims.

         2.0 SECURITY.

             2.1 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, Debtor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns for the ratable benefit of the Lenders, and hereby grants to the Collateral Agent, its successors and assigns for the ratable benefit of the Lenders, a security interest in all of Debtor's right, title and interest in, to and under the Collateral.

             2.2 Debtor to Remain Liable. Debtor shall remain liable under and shall preserve the liability of all other parties to each agreement constituting part of the Collateral and shall perform all of its obligations thereunder. The exercise by the Collateral Agent of any of its rights hereunder shall not release Debtor from any duties under any agreement. The Collateral Agent has no obligation or liability with respect to any of the Collateral under any agreement by reason or arising out of the assignment thereof to the Collateral Agent or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent of any payment relating to any such agreement.

         3.0 REPRESENTATIONS. Debtor makes the following representations to the Collateral Agent and to each of the Lenders:

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             3.1 Enforceability. Debtor has all requisite authority to execute, deliver, and perform its duties under, and has duly authorized, executed, and delivered, this Security Agreement and the Intercreditor Agreement; and this Security Agreement and the Intercreditor Agreement is enforceable against Debtor in accordance with their respective terms. The execution, delivery, and performance hereof by Debtor do not violate, and do not require any authorization, notice, or filing under, any agreement, judgment, injunction, decree, determination, award, rule, regulation, order, or writ of any person, entity, court, or governmental agency or authority. This Security Agreement creates in favor of the Collateral Agent an enforceable security interest; prior to or contemporaneous with the execution hereof, all filings necessary or appropriate to create, preserve, and perfect the Security Interest have been accomplished; and the Security Interests in the Collateral constitute perfected security interests therein free of all other Liens other than Permitted Liens.

             3.2 No Proceeding. There is no pending or threatened claim or proceeding which if determined adversely to Debtor would materially and adversely affect any aspect of Debtor's business or the Collateral.

             3.3 Financial Condition of Debtor. Debtor is Solvent. All financial or credit statements or information of or relating to Debtor delivered to or relied upon by the Lenders prior to, contemporaneously with, or subsequent to the execution of this Security Agreement, are true, correct, complete, and valid and accurately reflect Debtor's financial condition.

             3.4 Title to Collateral and Related Matters.

                 (a) Debtor has rights in or power to transfer the Collateral and its title to the Collateral free of any dispute, counterclaim, or defense.

                 (b) Each obligation constituting Payment Rights Collateral is a valid and enforceable obligation representing an undisputed debt owing by the Account Debtor to Debtor for a fixed sum as set forth in an invoice or other document or instrument representing the same. No Payment Rights Collateral is subject to any defense, right of offset, counterclaim or adjustment.

                 (c) Exhibit 3.4(c) lists all trade names by which Debtor is now known or has been previously known.

                 (d) None of the Collateral is an accession to goods other than goods constituting part of the Collateral.

             3.5 Instruments in Payment of Intangible Collateral. Debtor has not received any note, trade acceptance, draft, or other instrument with respect to or in payment of any Payment Rights Collateral, except checks received in the ordinary course of business.

             3.6 Address and Place of Business. Attached as Exhibit 3.6 is a complete and correct description of all real property owned by Debtor. None of the property listed on Exhibit 3.6 is mortgaged. The chief executive office of Debtor is 2819 Walnut Hill Lane, Dallas, Texas 75229. All of Debtor's records or copies thereof pertaining to the Collateral and the proceeds thereof are now maintained at its chief executive office. Within the past four (4) months, Debtor has not changed the location of its chief executive office or where it keeps its records concerning the Collateral. Debtor has no places of business other than the locations listed on Exhibit 3.6. None of the Equipment or Inventory has, within the four (4) months preceding the date of this Security Agreement, been located at any place other than the addresses specified in the preceding sentence, except for in-transit Inventory, Inventory held at customer locations



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for assembly in the ordinary course of business, and Equipment held by third parties for repair from time to time in the ordinary course of business. As of the date hereof, the jurisdictions in which Inventory is being held at Debtor's customer locations for assembly in the ordinary course of business are Minnesota, Wisconsin and Texas. No person or entity other than Debtor and Collateral Agent has possession of any of the Collateral, except for Inventory, which in the ordinary course of Debtor's business, is located at the premises of the Debtor's customers for purposes of its assembly; provided that no such Inventory is located at a customer's site for more than four months before title transfers to the customer and the customer pays the purchase price therefor.

             3.7 Deposit, Commodity and Securities Accounts. Exhibit 3.7 correctly identifies all deposit, commodity and securities accounts owned by Debtor and the institutions holding such accounts. No party other than Debtor has control over any Investment Property or such accounts..

             3.8 Name and Organization of Debtor. Debtor's exact legal name and the jurisdiction under which Debtor is organized are as set forth in the first paragraph of this Security Agreement. Debtor has not changed its name within the five (5) years immediately preceding the date of this Security Agreement, and Debtor conducts no business under any other name, whether or not registered as an assumed name, except as specified in Exhibit 3.4(c). Exhibit 3.4(c) sets forth an accurate list of all names of all predecessor companies of Debtor including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief place of business, chief executive office, and jurisdiction of organization of each such predecessor company. For purposes of the foregoing, a "predecessor company" shall mean, with respect to Debtor, any party whose assets or equity interests are acquired by Debtor or who was merged with or into Debtor within the last five years prior to the date hereof.

             3.9 Delivery of Collateral. Except as provided by Section 4.12, Debtor has delivered to Collateral Agent all Collateral the possession of which is necessary to perfect the security interest of Collateral Agent therein. All certificates of title evidencing Equipment have been delivered to Collateral Agent.

             3.10 Intellectual Property. All intellectual property of the Debtor that is registered with or for which an application for registration has been filed with any governmental authority will be identified on Exhibit 3.10 on or before January 15, 2001, and such information will be true, correct and complete.

         4.0 COVENANTS. Debtor covenants as follows:

             4.1 In General. Debtor will (a) maintain good and marketable title to all Collateral free of any Lien (other than Permitted Liens), dispute, counterclaim, or defense; (b) perform fully and promptly all agreements contained herein and in all other Loan Documents; (c) conduct all business efficiently and without voluntary interruption; (d) preserve all material rights, privileges, and franchises held or used in its business; (e) at its cost and expense, defend any action which may affect the Security Interest or Debtor's title to the Collateral; and (f) cooperate with the Collateral Agent so that the Collateral Agent is allowed to obtain a control agreement in form and substance satisfactory to the Collateral Agent with respect to Collateral which consists of deposit accounts, investment property, letter of credit rights, or electronic chattel paper.

             4.2 Notices. Debtor promptly will notify the Collateral Agent and each Lender of (a) any material adverse change in Debtor's financial condition or any change which materially affects any of the Collateral or the Security Interest; (b) any claim, action, or proceeding which could materially and




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adversely affect the value of, or Debtor's title to, any of the Collateral, or the effectiveness of the Security Interest; and (c) the occurrence of any Event of Default.

             4.3 Processing, Sale, Collections, Etc.

                 (a) Debtor will use Equipment constituting Collateral solely in the conduct of Debtor's business, will keep all tangible Collateral in good order and repair, and will not waste or destroy any part of the Collateral nor use any of the Collateral in violation of any statute or ordinance.

                 (b) Until notice from the Collateral Agent to the contrary, given at any time after the occurrence and during the continuance of any Event of Default, Debtor (i) may, in the ordinary course of its business, at its own expense, sell, lease, or furnish under contracts of service any of the Inventory (but no such sale or use shall limit or impair the Security Interest in any proceeds thereof); (ii) will, at its own expense, endeavor to collect, when due, all amounts due with respect to any of the Intangible Collateral, and take such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as Debtor may deem advisable; and
(iii) may grant in the ordinary course of business, to any person obligated on any of the Intangible Collateral, any rebate, refund, or allowance to which such person may be lawfully entitled, and accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Intangible Collateral.

                 (c) Except as permitted by Section 4.3(b), 4.3(d) or 4.12, the Collateral Agent does not authorize Debtor to, and Debtor will not sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof. If Debtor with or without the consent of the Collateral Agent disposes of a substantial part of the Collateral, Debtor will notify the Collateral Agent and each Lender of such disposition.

                 (d) Any Equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair may be disposed of but will promptly be replaced by Equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced Equipment as of the date hereof.

                 (e) Except as contemplated by Section 4.3(b), 4.3(d) and 4.12, so long as Debtor holds any proceeds of the Collateral, Debtor will hold same separate and apart from any other property of Debtor and in trust for the Collateral Agent and shall not commingle the proceeds of Collateral with any of Debtor's funds or property.

                 (f) Debtor will place a legend on all Chattel Paper constituting part of the Collateral that the Collateral Agent has a security interest in such Chattel Paper.

             4.4 Change of Name or Location; Third Parties in Possession. Debtor will not change its state of organization, name, or form of organization or conduct any of its business under any name except its legal name or those identified on Exhibit 3.4(c) without the prior, written consent of the Lenders, which consent is conditioned on Debtor's delivery of all documents necessary or desirable to preserve the Security Interest. Debtor will not establish a new location for its jurisdiction of organization, chief executive office or for maintaining its books and records nor the location of any Collateral (other than Inventory held at customer locations) until it has given to the Collateral Agent not less than thirty (30) days' prior written notice of its intention to do so which identifies such new location and provides such other information and documents in connection therewith as the Collateral Agent or any Lender may request. Debtor shall notify the Collateral Agent as of the end of each calendar quarter if any of Debtor's then current customers are located in any jurisdictions other than those described in Section 3.6, such




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notification to include a listing of the additional jurisdictions. Debtor shall not permit any third party (including any warehouseman, bailee, agent, consignee, customer or processor) to hold any Collateral, except as contemplated by Section 3.6 or unless Debtor shall: (i) notify such third party of the security interests created hereby; (ii) instruct such party to hold all such Collateral for Collateral Agent's account subject to Collateral Agent's instructions; and (iii) take all other actions the Collateral Agent reasonably deems necessary to perfect and protect its and the Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third party is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third party as debtor and the Debtor as secured party and notifying the third party's secured lenders of the Debtor's interest in such Collateral before the third party receives possession of the Collateral in question). If an Event of Default occurs and the Lenders request, Debtor shall take the actions specified in clauses (i) through (iii) of the foregoing sentence with respect to Inventory in possession of its customers.

             4.5 Records. Debtor will maintain a complete and accurate set of books and records containing up-to-date posting of all Debtor's transactions. Debtor will keep proper books and records with respect to the Collateral and will upon request mark or otherwise make entries with respect to such books and records to reflect the Security Interest.

             4.6 Reports. Debtor will furnish the Collateral Agent for the benefit of the Lenders with such information with respect to the Collateral as the Collateral Agent may request. Debtor will deliver to the Collateral Agent on a periodic basis as the Collateral Agent or any Lender determines, a report describing the kind, location, and quantity of Inventory and a report in form satisfactory to the Collateral Agent accurately showing and describing the Payment Rights Collateral and including, among other information, the aging of each item of Payment Rights Collateral. Debtor will deliver to the Collateral Agent, together with each such report, duplicate invoices, shipping receipts, and such other evidence of shipment or delivery of the goods or performance of the services or the performance of such other act or acts giving rise to such Payment Rights Collateral as the Collateral Agent or any Lender may, from time to time, require. If Debtor grants to any Account Debtor a credit, or if Debtor receives back any goods which Debtor had delivered to an Account Debtor, Debtor will forthwith give notice to the Collateral Agent, in writing, of the issuance of such credit or the return of such goods. Debtor will promptly advise the Collateral Agent of the existence of any dispute with respect to any Intangible Collateral.

             4.7 INDEMNITY. DEBTOR INDEMNIFIES AND AGREES TO HOLD THE COLLATERAL AGENT AND EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH AN "INDEMNIFIED PARTY" AND COLLECTIVELY THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY LOSS, CLAIM, DEMAND, OR EXPENSE (INCLUDING ATTORNEYS' FEES) (INDIVIDUALLY, A "CLAIM") ARISING BY REASON, OR IN ANY MANNER RELATED TO, THIS SECURITY AGREEMENT, THE INTERCREDITOR AGREEMENT OR THE COLLATERAL OR THE FAILURE OF DEBTOR TO COMPLY WITH ANY STATE OR FEDERAL STATUTE, RULE, REGULATION, ORDER, OR DECREE INCLUDING, WITH RESPECT TO EACH INDEMNIFIED PARTY, ALL CLAIMS ARISING BY REASON OF THE NEGLIGENCE OF SUCH, OR ANY OTHER, INDEMNIFIED PARTY BUT EXCLUDING, WITH RESPECT TO ANY INDEMNIFIED PARTY ANY CLAIM ARISING BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The applicable indemnified party shall control the defense of any Claim, but Debtor will pay the cost thereof. This indemnity is in addition to and not in any manner in limitation of the other indemnification provisions of the other Loan Documents.


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             4.8 Taxes. Debtor will pay all taxes and assessments on the
Collateral or on its use or operation prior to the time such taxes become past due, except such as are being contested in good faith by appropriate proceedings and with reserves which are adequate in the opinion of the Collateral Agent.

             4.9 Mortgagees' and Landlords' Waivers. Debtor will cause each mortgagee of all real estate owned by Debtor and each landlord of all premises leased by Debtor to execute and deliver to the Collateral Agent instruments, in form and substance satisfactory to the Collateral Agent, by which such mortgagee or landlord waives or subordinates all of its rights, if any, to all of the Collateral.

             4.10 Insurance. Debtor will maintain insurance at all times with respect to all Collateral in such amounts and against such risks as the Collateral Agent may require and, if required by the Collateral Agent, provide originals or certified copies thereof to the Collateral Agent. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to the Collateral Agent, that (a) it will give the Collateral Agent at least thirty (30) days prior written notice of the effective date of any material alternation or cancellation of such policy, and
(b) the coverage shall not be terminated, reduced, or affected in any manner because of any breach of violation by Debtor of any warranty, declaration, or condition of such insurance policy.

             4.11 Operations. Debtor will at all times comply in all material respects with all applicable law, the non-compliance with which could have a materially adverse effect on Debtor or the Collateral.

             4.12 Further Assurances; Exceptions to Delivery. Debtor authorizes the Collateral Agent to file a financing statement describing the Collateral. Debtor will at its own expense take all action as the Collateral Agent may at any time request to protect, assure or enforce the Collateral Agent's interests, rights and remedies created by, provided in or emanating from this Security Agreement. Debtor will (a) immediately deliver to the Collateral Agent, in due form for transfer (endorsed in blank or accompanied by duly executed, undated, appropriate blank stock or bond powers) all Certificated Securities, Chattel Paper, Instruments, Documents, and writings evidencing General Intangibles which are interests in or obligations of the issuer of such writings constituting part of the Collateral; (b) cause the Security Interest to be duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver to the Collateral Agent each such certificate of title; and
(c) execute and deliver to the Collateral Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by the Collateral Agent) such assignments (including assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements (and amendments thereof), stock or bond powers, and other documents, and do such other acts and things, all as may from time to time in the opinion of the Collateral Agent or any Lender be necessary or desirable to establish and maintain a valid perfected first priority security interest in the Collateral free of all Liens other than Permitted Liens. Notwithstanding the foregoing or anything else herein to the contrary, prior to the Collateral Agent's written notice to the contrary, Debtor may: (i) retain for collection in the ordinary course of business checks representing Proceeds of Accounts received in the ordinary course of business; (ii) retain any letters of credit received in the ordinary course of business; (iii) retain and utilize in the ordinary course of business all dividends and interest paid in respect to any Investment Property; and (iv) retain any Documents received and further negotiated in the ordinary course of business. If the Collateral Agent requests at any time, Debtor shall take such action as the Collateral Agent may require to (a) deliver all letters of credit and Documents pledged as Collateral hereunder to Collateral Agent and
(b) instruct all Account Debtors and all other parties making payments on or in respect of any Collateral (including without limitation, any Investment Property) to make payment thereon to the Collateral Agent in accordance with
Section 5.5.

             4.13 Accessions and Fixtures. Debtor will not permit any of the Collateral to become an accession to goods other than goods constituting the Collateral. If any of the Collateral is to be attached to real property, Debtor will give the Collateral Agent written notice of (a) the legal description of the real property to which such Collateral is to be attached, and (b) the name of the record owner thereof.

             4.14 Warehouse Receipts Non-Negotiable. The Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section
7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Collateral Agent.

             4.15 Voting Rights; Distributions, Etc. So long as no Event of Default shall have occurred and be continuing, the Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications) pertaining to any of Investment Property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Collateral Agent which would be inconsistent with or violate any provision of this Security Agreement or any other Loan Document.

             4.16 Transfers and Other Liens; Additional Investments. Except as permitted by the terms of this Security Agreement or any other Loan Document, the Debtor agrees that it will (i) not permit any issuer of any of the Collateral to issue any shares of stock, or any other equity, partnership, membership or other ownership interest, any notes or other securities or instruments in addition to or in substitution for any of the Collateral, and
(ii) pledge hereunder, immediately upon its acquisition thereof, any and all such shares of stock or other equity, partnership, membership and other ownership interests, notes or instruments.

             4.17 Intellectual Property Covenants. If, before the Obligations are paid in full, Debtor obtains any new intellectual property or rights thereto or becomes entitled to the benefit of any intellectual property, Debtor shall give to Collateral Agent prompt written notice thereof, and shall execute and deliver, in form and substance satisfactory to Collateral Agent, a security agreement describing any such new intellectual property for filing with the applicable governmental authorities. Debtor shall: (a) prosecute diligently any copyright, patent, or trademark application at any time pending which is necessary for the conduct of Debtor's business; (b) make application on all new copyrights, patents and trademarks as reasonably deemed appropriate by Debtor;
(c) preserve and maintain all rights in the intellectual property that are necessary for the conduct of Debtor's business; and (d) upon and after the occurrence and during the continuance of an Event of Default, use its reasonable efforts to obtain any consents, waivers or agreements necessary to enable Collateral Agent to exercise its remedies with respect to the intellectual property. Debtor shall not abandon any pending copyright, patent or trademark application, or copyright, patent, trademark or any other intellectual property which is necessary for the conduct of Debtor's business without the prior written consent of the Lenders.

             4.18 Deposit, Commodity and Security Accounts. The Debtor shall not open any new deposit, commodity or security account or otherwise utilize any such account other than the accounts identified on Exhibit 3.7 unless Debtor shall have given the Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Collateral Agent to cause its Security Interest therein to be perfected. Prior to the occurrence and continuance of an Event of Default, the Debtor may make purchases and sales of Investment Property (that does not constitute equity interests in its subsidiaries) in accordance with the restrictions on investment set out in the Loan Documents. After the occurrence and during the continuance of an Event of Default, the Debtor shall not be authorized to make purchases and sales of the Investment Property. Debtor will not give any party control over any Investment Property. On or before January 15, 2001, Debtor shall have taken all action required by the Collateral Agent to give the Collateral Agent control over the accounts described in
Exhibit 3.7, including without limitation, the execution and delivery among Debtor, the Collateral Agent and the institutions identified on Exhibit 3.7 of control agreements in form and substance satisfactory to the Collateral Agent.

             4.19 Commercial Tort Claims. The Debtor will grant to the Collateral Agent a security interest in any commercial tort claim that arises after the date hereof that relates to or arises out of the Collateral or the conduct of the Debtor's business in relation thereto.

             4.20 Update of Exhibits. On or before December 15, 2000, Debtor agrees to update and complete Exhibit 3.6 and provide legal descriptions acceptable to the Collateral Agent for all of the real estate listed on Exhibit
3.6 along with each of the following for each parcel of real estate listed thereon:

                  (a) a title report or title commitment listing all exceptions to title applicable thereto;

                  (b) the documentation relating to the exceptions to title described in clause (a);

                  (c) any available appraisal, surveys and environmental reports; and

                  (d) a certification relating to the parcel's flood zone classification.

On or before January 15, 2001, Debtor agrees to update and complete fully all of the exhibits attached to this Agreement other than Exhibit 3.6.

             4.21 Liens Against Real Estate. On or before December 15, 2000, Debtor will mortgage to the Collateral Agent all of Debtor's interest in all of the real property described on Exhibit 3.6 pursuant to one or more deeds of trust (each, as amended, a Deed of Trust) which shall be satisfactory in form and substance to the Collateral Agent and the Lenders. These Deeds of Trust shall be executed as and when the legal descriptions for the real estate described on Exhibit 3.6 become available. The Deeds of Trust shall secure the payment and performance of the Obligations.

             4.22 Delivery of Certain Investment Property. On or before January 15, 2001, Debtor shall deliver to the Collateral Agent share certificates or other appropriate evidence of ownership, as well as duly executed stock powers, of the entities listed on Exhibits 1.1 and 1.2, together with the articles of incorporation, bylaws or other similar governing documents of each such entity, certifications from the appropriate governmental authorities as to the existence and good standing of each such entity and such other documents as the Collateral Agent may require (including pledge agreements) to insure the attachment, perfection and priority of the security interests created hereby in such Collateral under the laws of the jurisdiction of organization of the companies listed on Exhibit 1.2.

         5.0 THE COLLATERAL AGENT'S RIGHTS. The Collateral Agent and the Lenders have the following rights without regard to the occurrence of an Event of
Default:

             5.1 Information. The Collateral Agent or either Lender may at any time obtain from any party any information concerning Debtor, Debtor's business or affairs, the Collateral, or the Obligations, and neither the Collateral Agent, either Lender nor the person furnishing such information shall be liable to Debtor in respect thereof. At any reasonable time and from time to time, the Collateral

Agent, either Lender or any of their respective representatives may at Debtor's expense to the extent permitted by applicable law inspect the Collateral and examine, audit, inspect, verify, and make copies of and abstracts from the books and records, and visit the properties of Debtor, discuss the affairs, finances, and accounts of Debtor with any of its officers or directors and discuss the affairs, finances, and accounts of Debtor with its independent public accountants; and Debtor will permit such accountants to disclose to the Collateral Agent and the Lenders all financial statements and other information they may have with respect to Debtor.

             5.2 Delivery of Collateral. The Collateral Agent may at any time demand and Debtor shall deliver to the Collateral Agent possession or control of any of the Collateral.

             5.3 Performance by the Collateral Agent. The Collateral Agent may, but is not obligated to, perform or attempt to perform any agreement of Debtor contained herein. If any material part of the Collateral becomes the subject of any proceeding and Debtor fails to defend fully such proceeding and to protect Debtor's and the Collateral Agent's rights in such Collateral in good faith, the Collateral Agent may, at the Lenders' option but at Debtor's cost, elect to defend and control the defense of such litigation or other proceeding, and may
(a) select and retain counsel, (b) determine whether settlement shall be offered or accepted, and (c) determine and negotiate all settlement terms.

             5.4 Preservation. Debtor has the risk of loss of the Collateral. The Collateral Agent's duty with respect to any Collateral in the possession of the Collateral Agent is solely to use reasonable care in the custody and preservation of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor may request in writing, but failure by the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise such reasonable care. NEITHER THE COLLATERAL AGENT NOR EITHER LENDER IS RESPONSIBLE FOR, NOR ARE THE OBLIGATIONS (OR DEBTOR'S LIABILITY WITH RESPECT THERETO) SUBJECT TO SETOFF OR REDUCTION BY REASON OF, ANY SHORTAGE, DISCREPANCY, DAMAGE, LOSS, OR DESTRUCTION IN OR TO THE COLLATERAL nor, in any event, any depreciation in the value of the Collateral. Neither the Collateral Agent nor either Lender is required to fulfill any of the obligations of Debtor with respect to any of the Collateral, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any of the Collateral, or to present or file any claim, or to take any action to enforce any performance or the payment of any amounts which have been assigned to it, in which it has been granted a security interest, or to which it may be entitled at any time. Neither the Collateral Agent nor either Lender has any duty to maintain in force, to prevent lapse or impairment of, or to exercise any rights with respect to any of the Collateral or any insurance thereon, or to exercise any rights, options or privileges respecting any of the Collateral or to take any steps necessary to preserve rights against prior or other parties or to enforce collection of the Collateral or any part thereof by legal proceedings or otherwise. The duties of the Collateral Agent are to account to Debtor for Collateral actually received by the Collateral Agent and to receive collections, remittances and payments on such Collateral as and when made and received by the Collateral Agent and hold same as Collateral or apply same to the Obligations pursuant to the terms hereof.

             5.5 Regarding Intangible Collateral. The Collateral Agent may at any time without prior notice to Debtor and without the necessity of foreclosing thereon, notify any person liable in respect of any Payment Rights Collateral to make payment directly to the Collateral Agent and receive such payments and otherwise enforce Debtor's rights against Account Debtors. All payments so received will be applied as specified herein. Upon request of the Collateral Agent, at any time, Debtor will so notify the Account Debtors and will indicate on all billings to Account Debtors that all monies due thereon are payable to the Collateral Agent. The Collateral Agent has the right to verify the Payment Rights

Collateral or any portion thereof in the name of Debtor, in the name of the Collateral Agent, or otherwise. Except as specifically permitted in this Security Agreement, Debtor will not agree to any modification of the terms of any Payment Rights Collateral without the prior written consent of the Collateral Agent. If any Intangible Collateral evidences a security interest of Debtor in any property, Debtor will take all steps necessary to perfect such security interest. After an Account Debtor has been notified of the assignment of the Collateral to the Collateral Agent, Debtor shall not release, compromise, or adjust any Payment Rights Collateral, or any guaranty, security, or lien therefor, or grant any discounts, allowances, or credits thereon, or bring any suit to enforce payment thereof. Neither the Collateral Agent nor either Lender is liable for any error, omission, or delay occurring in the settlement, collection, or payment of or enforcement of rights with respect to any Payment Rights Collateral or of any instrument received in full or part payment thereof or in dealing with any lien, security, or guaranty of or any other contractual undertaking related to any Payment Rights Collateral. The Collateral Agent may require Debtor to deposit in a bank account in a bank of the Collateral Agent's choice over which the Collateral Agent alone shall have the authority to make withdrawals, or deliver to the Collateral Agent all checks, drafts, money, or other cash proceeds of the Collateral, immediately upon receipt thereof and in form received (except for any necessary endorsement or assignment to permit a collection). The Collateral Agent may hold the funds in said account as additional Collateral or may, at the Lenders' discretion, apply same to the Obligations. The Collateral Agent may attempt to collect from any party liable in respect of any Payment Rights Collateral, by suit or otherwise, any sums due thereon and otherwise to enforce Debtor's rights with respect thereto, and may surrender, release, or exchange any Collateral therefor and extend, renew, or compromise any sums payable in connection therewith, but the Collateral Agent and the Lenders are in any event entitled to charge back against Debtor any uncollected Payment Rights Collateral.

         6.0 DEFAULT. Debtor is in default under this Security Agreement upon the happening of any of the following events or conditions (each an "EVENT OF DEFAULT"): (a) the failure of any party liable to pay when due any portion of the Obligations; (b) the failure of Debtor or any other party liable for the Obligations to perform fully, faithfully and promptly the agreements, covenants and conditions contained in this Security Agreement or any of the Loan Documents (including without limitation those specified in Sections 4.18, 4.20, 4.21 and 4.22 hereof); (c) the making of any representation by Debtor or any other party liable for the Obligations in this Security Agreement, any of the Loan Documents, or in any instrument delivered in connection herewith which is untrue or misleading in any material respect at the time such representation or warranty is made; (d) the sale, assignment, distribution, transfer or granting of a Lien on any of the Collateral to or in favor of any party other than the Collateral Agent, unless otherwise expressly permitted by this Security Agreement or in writing by the Collateral Agent; (e) the entry of a judgment or levy against any part of the Collateral or any execution, attachment, sequestration, distraint warrant or other like or similar writ is issued with respect to any of the Collateral; (f) the title of Debtor to any substantial part of the Collateral becomes the subject of litigation which would or might, in the Collateral Agent's opinion, upon final determination result in substantial impairment or loss of the security provided by this Security Agreement and upon notice by the Collateral Agent to Debtor such litigation is not dismissed within 30 days of such notice; (g) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Debtor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Debtor or of any substantial part of Debtor's property, or ordering the winding-up or liquidation of the affairs of Debtor and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; (h) the commencement by Debtor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Debtor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Debtor or for any substantial part of Debtor's property, or the making by Debtor of any assignment for the benefit of creditors, or the failure of Debtor generally to pay its debts as such debts become due, or the taking of any action by Debtor in furtherance of any of the foregoing; (i) the occurrence, with respect to any party liable in respect of the Obligations, of any of the events specified in subsections (g) or (h) of this Section; (j) the death, incapacity, dissolution, merger, consolidation, or termination of existence of Debtor or any other person or entity liable to pay any portion of the Obligations; (k) the loss, theft, substantial damage to or destruction of any material portion of the Collateral; (l) the occurrence of any Event of Default, as such term may be defined in any Loan Document; or (m) the determination by either Lender that the results of any field examination of the books and records of Debtor or the Collateral or other property of Debtor conducted by either Lender pursuant to the provisions of the Loan Documents are not acceptable to such Lender. Debtor agrees that any Event of Default hereunder shall, notwithstanding the terms of the Loan Documents, create an Event of Default under each Loan Document.

         7.0 REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter, if any Event of Default is continuing, the Collateral Agent or the Lenders, or both, as the case may be, have the following rights and remedies to the full extent permitted by applicable law:

             7.1 Acceleration. Each Lender may declare the Obligations owed to it secured hereby, or any part thereof, immediately due and payable, whereupon same shall be due and payable without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or without further action of any kind, all of which are hereby expressly waived by Debtor; and the Collateral Agent and the Lenders may proceed to enforce payment of same and exercise all of the rights and remedies provided by the UCC as well as all other rights and remedies possessed by the Collateral Agent under this Security Agreement, or by the Lenders under any other Loan Document or otherwise.

             7.2 Removal and Possession. The Collateral Agent may require Debtor to assemble the Collateral and make it available to the Collateral Agent at any place designated by the Collateral Agent which is reasonably convenient to both parties. The Collateral Agent is entitled to immediate possession of all books and records pertaining to any of the Collateral. The Collateral Agent may leave the Collateral on Debtor's or any other party's premises but under the Collateral Agent's control or may remove the Collateral from the premises of Debtor or from wherever located, and, for purposes of removal and possession, the Collateral Agent or its representatives may enter any premises of Debtor without legal process and thereafter hold or store same, and Debtor waives and releases the Collateral Agent and the Lenders, from all claims in connection therewith or arising therefrom, and the Collateral Agent may maintain at Debtor's expense on Debtor's premises a custodian who may exercise the Collateral Agent's rights to protect the Collateral.

             7.3 Sale of Collateral.

                 (a) The Collateral Agent may sell the Collateral, in one or more sales or parcels, at such price as the Collateral Agent deems adequate and for cash or on credit or for future delivery, without assumption of any credit risk, any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell. The purchaser of any Collateral sold shall thereafter hold the same free from any claim or right, including any equity of redemption, of Debtor. The Collateral Agent may make any such sale subject to any limitation or restriction, including but not limited to a limitation in the method of offering the Collateral or in the number or identity of prospective bidders, which the Collateral Agent may believe to be necessary to comply with any requirement of applicable law or in order to obtain any required approval of the purchase or the purchaser by any governmental authority or officer. No such limitation or restriction shall cause such sale not to be considered a commercially reasonable sale, nor shall the Collateral Agent or either Lender be liable or accountable to Debtor, nor shall the Obligations be subject to any reduction, by reason of the fact that the proceeds of a sale subject to any such limitation or restriction are less than otherwise might have been obtained. Without notice to or consent by Debtor, the Collateral Agent may exercise all rights as the insured, beneficiary, or owner of any insurance policy and may surrender same and receive the surrender value thereof or sell same pursuant to the terms thereof.

                 (b) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give Debtor commercially reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice are met if such notice is given in accordance with Section 10.1 at least five (5) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include the Collateral Agent's attorneys' fees and legal expenses, and all such expenses shall be borne by Debtor. Public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or use of Collateral of the types subject to this Security Agreement, or public auction, are commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and the credit risks of such sales.

                 (c) At any sale the Collateral Agent may sell any part of the Collateral without warranty of any kind and may specifically disclaim any warranty of title or the like, and none of the foregoing will be considered to make the sale not commercially reasonable.

                 (d) The Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral.

                 (e) The Collateral Agent may cause any or all of the Collateral held by it to be transferred into the name of the Collateral Agent or the name or names of the Collateral Agent's nominee or nominees.

                 (f) The Collateral Agent may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Debtor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (f) and to receive the dividends, interest and other distributions which it is entitled to receive hereunder.

                 (g) For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Section 7.3 and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral in each case as the Collateral Agent shall be entitled to exercise its rights and remedies under this Section 7.3, the Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign, license or sublicense any of the intellectual property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent the trademarks included in such license from claims of invalidation. This license shall also inure to the benefit of all successors, assigns and transferees of the Collateral Agent.

             7.4 Other Rights.

                 (a) The Collateral Agent and the Lenders may exercise all other rights any of them may have under any of the other agreements between Debtor and the Collateral Agent, either Lender, or any combination of the Debtor, the Collateral Agent and either or both of the Lenders or under applicable law. The Collateral Agent is entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise any such powers as the court confers upon the receiver.

                 (b) With the prior written consent of both Lenders, the Collateral Agent may accept all or part of the Collateral in full or, if Debtor so agrees in writing, partial satisfaction of the Obligations.

             7.5 Exercise of Rights. The Collateral Agent may exercise its rights with respect to the Collateral in such manner and in such order as the Collateral Agent determines, and the Collateral Agent is not required to license, sell, or dispose of any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before the Collateral Agent may collect the Obligations, nor is the Collateral Agent obligated to attempt to collect the Obligations before licensing, selling, or disposing of any part of the Collateral. The Collateral Agent may, without foreclosing thereon, license, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of Debtor's or the Collateral Agent's rights in any of the Collateral. Neither Debtor nor any other party liable in respect of the Obligations may direct the application of any proceeds received by the Collateral Agent, and the Collateral Agent may apply any such proceeds as herein provided.

             7.6 Proceeds of Sale.

                 (a) All proceeds of sale or other disposition or collection of the Collateral (whether before or after default), at the Collateral Agent's discretion and to the extent permitted by applicable law, shall be applied first to all costs and expenses of sale or other disposition or collection, including attorneys' fees, and expenses for holding, preparing for sale, and selling the property; second, in whatever order the Collateral Agent elects (acting at the direction of the Lenders under the terms of the Intercreditor Agreement), to payment or collateralization of the Obligations (as set forth in the Intercreditor Agreement); third, to the settling of any other Liens or claims against the Collateral. Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Lenders, be held by the Collateral Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Lenders against, the Obligations in the order permitted by the Intercreditor Agreement. If the Obligations are fully satisfied and there are no other claims to any surplus, Debtor is entitled to any surplus of the Collateral or the proceeds received therefrom, but Debtor remains liable for any deficiency.

                 (b) If the Collateral Agent sells any of the Collateral on credit, Debtor is entitled to credit on the Obligations for those payments actually made by the purchaser received by the Collateral Agent and applied to the debt of the purchaser for such purchase.

         8.0 ATTORNEY-IN-FACT. DEBTOR APPOINTS THE COLLATERAL AGENT AS DEBTOR'S ATTORNEY-IN-FACT (WITHOUT REQUIRING IT TO ACT AS SUCH) WITH FULL POWER OF SUBSTITUTION TO DO ANY ACT WHICH DEBTOR IS OBLIGATED BY THIS SECURITY AGREEMENT TO DO AND TO TAKE ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH THE COLLATERAL AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS SECURITY AGREEMENT, INCLUDING, WITHOUT LIMITATION, (a) to receive cash and to receive and to endorse the name of Debtor on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to Debtor and constitute collections of the Collateral, (b) to execute in the name of Debtor schedules, assignments, documents, financing statements, amendments of financing statements, and other papers deemed necessary or appropriate by the Collateral Agent to perfect, preserve, or enforce the Security Interest, (c) to exercise all rights of Debtor in the Collateral, (d) to make withdrawals from and to close deposit accounts and other accounts with any financial institution into which proceeds may have been deposited and to apply funds so withdrawn as provided herein, (e) to receive, open, and read mail addressed to Debtor, (f) to prepare, adjust, execute, deliver, and receive payment under insurance claims and to collect and receive payment of and endorse any instrument in payment of loss or return premiums on any other insurance refund or return and to apply such amounts as received by the Collateral Agent, at the Collateral Agent's sole option, toward repayment of the Obligations or replacement of the Collateral, and (g) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Collateral Agent's Security Interest therein. THE POWER OF ATTORNEY HEREIN CONFERRED IS GRANTED FOR VALUABLE CONSIDERATION, IS COUPLED WITH AN INTEREST, AND IS IRREVOCABLE SO LONG AS ANY PART OF THE OBLIGATIONS IS UNPAID. THIS POWER OF ATTORNEY IS CONFERRED ON THE COLLATERAL AGENT SOLELY TO PROTECT, PRESERVE, MAINTAIN AND REALIZE UPON ITS SECURITY INTEREST IN THE COLLATERAL.

         9.0 RIGHT OF SETOFF. Upon the occurrence of an Event of Default or any condition, event, or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, each Lender is authorized at any time and from time to time, without notice to Debtor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of Debtor against and on account of the Obligations, any other liabilities of Debtor to such Lender under this Security Agreement or the Loan Documents to which such Lender is a party or any other agreement between Debtor and such Lender, including, without limiting the generality of the foregoing, all claims of any nature or description, whether or not such Lender has made any demand hereunder and although said liabilities or claims, or any of them, are contingent or unmatured and whether or not other security held by such Lender is considered by such Lender to be adequate. All such amounts set off and applied shall be shared among the Lenders as set forth in the Intercreditor Agreement.

         10.0 MISCELLANEOUS.

              10.1 Notice. Any notice required or permitted by this Security Agreement shall be of record and shall be valid, sufficient, and commercially reasonable if deposited in the mail, certified mail, postage prepaid, return receipt requested, or if delivered by facsimile, overnight courier, or personal delivery addressed to the parties as set forth as follows, unless such address is changed by written notice hereunder:

              (a) If to the Collateral Agent:

                  Bank of America, N.A., as Collateral Agent
                  901 Main Street, 7th Floor
                  Dallas, Texas 75202
                  (214) 209-3140

              (b) If to Debtor:

                  Peerless Mfg. Co.
                  2819 Walnut Hill Lane
                  Dallas, Texas 75229
                  (214) 351-0194

Notices shall be effective as follows: (i) if given by mail, on the earlier of
(a) three business days following deposit in a post office or other official depositary under the care and custody of the United States Postal Service or (b) actual receipt as shown on the return receipt; (ii) if given by facsimile, on the day of transmission if made within normal business hours of the recipient and otherwise on the following business day; or (iii) if by personal delivery or overnight courier, on the day of delivery to the appropriate address set forth above; or (iv) if delivery is refused by the addressee, on the day of the first presentation thereof to the addressee. Any delivery receipt or affidavit of messenger shall be presumptive evidence of delivery to the addressee or refusal by the addressee to accept delivery, as the case may be. Any address for notice may be changed by written notice to the other party.

              10.2 Assignment of Collateral. The Collateral Agent may assign, transfer, or deliver to any successor collateral agent any or all of the rights of the Collateral Agent in the Collateral, and thereafter the Collateral Agent shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred, or delivered. Such transferee shall be vested with all the powers and rights of the Collateral Agent hereunder with respect to such Collateral, but the Collateral Agent shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned or transferred.

              10.3 Alteration, Etc. No waiver, amendment, modification, or alteration of any provision of this Security Agreement (individually, an "ALTERATION"), nor consent to any departure by Debtor from the terms hereof, or from the terms of any other document, is effective unless such is in writing and signed by the Collateral Agent and the Lenders; and any such Alteration is effective only for the specific purpose and in the specific instance given; provided that without the agreement of the Collateral Agent or the Lenders, Debtor may execute supplements to this Agreement amending the exhibits hereto to comply with its obligations under Sections 3.10, 4.20, 4.21 and 4.22 hereof. No waiver by the Collateral Agent or either Lender, as the case may be, of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default; nor shall such waiver be deemed to be a continuing waiver. No delay of the Collateral Agent or either Lender, as the case may be, in exercising any right shall be deemed to be a waiver thereof, nor shall one exercise of any right affect or impair the exercise of any other right. Time is of the essence in Debtor's performance hereof.

              10.4 Expenses. To the extent permitted by applicable law Debtor promptly will pay, upon demand, any out-of-pocket expenses incurred by the Collateral Agent or any Lender in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, attorneys' fees, rent, storage costs, and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of the Collateral Agent hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement or sale or the Collateral. All such expenses shall become part of the Obligations and shall bear interest at the highest lawful rate from the date paid or incurred by the Collateral Agent or either of the Lenders until paid by Debtor.

              10.5 Parties Bound. The rights of the Collateral Agent and each Lender hereunder inure to the benefit of their respective successors and assigns. The terms of this Security Agreement bind the successors and assigns of the parties hereto, but Debtor may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders. All representations, warranties, and covenants of Debtor survive the execution and delivery hereof. All indemnities and expense reimbursement obligations by Debtor in favor of the Indemnified Parties survive termination or release of this Security Agreement. This Security Agreement constitutes a continuing agreement, and applies to all future transactions, whether or not contemplated at the date hereof, and all renewals, modifications, and extensions thereof.

              10.6 Remedies Cumulative, Etc. All rights and remedies of the Collateral Agent and the Lenders hereunder are cumulative of each other and of every other right or remedy which the Collateral Agent and the Lenders or any of them may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of Debtor or any other party liable in respect of the Obligations. The exercise by the Collateral Agent and the Lenders of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

              10.7 Copy as Financing Statement. A carbon, photographic, or other reproduction of this Security Agreement or a financing statement describing the Collateral is sufficient as a financing statement.

              10.8 Severability. If any portion of the Obligations or if any provision of this Security Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect any other portion of the Obligations or any other provision contained herein or contained in any other agreement between Debtor and the Collateral Agent, and the same shall continue in full force and effect according to their terms.

              10.9 Applicable Law. This Security Agreement and each issue related hereto, including the validity and enforceability hereof, shall be governed and construed according to and determined under the laws of the State of Texas and is performable in Dallas County, Texas.

              10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

              10.11 Usury Savings Clause. The parties hereto intend to conform strictly to the usury laws applicable to the transactions giving rise to the Obligations. Accordingly, (a) the aggregate of all consideration which constitutes interest under controlling applicable law that is contracted for, charged, or received under the Obligations or otherwise in connection with the Obligations shall never exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender receiving same on the principal amount of the Obligations owed to such Lender (or, to the extent that the principal amount thereof has been or would thereby be paid in full, refunded by the Collateral Agent to Debtor); and (b) if the maturity of the Obligations is accelerated or if there is any required or permitted prepayment, such consideration that constitutes interest under controlling applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender receiving same on the principal amount of the Obligations owed to such Lender (with any amount in excess thereof to be refunded by the Collateral Agent to Debtor).

              10.12 Reinstatement. If any payment received by the Collateral Agent or either Lender is or must be rescinded or returned, the Obligations shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment, and the Security Interest shall continue to be effective or be reinstated.

              10.13 Conflicts. If any item of Collateral hereunder also constitutes Collateral granted to either Lender under any other Loan Document executed by Debtor, in the event of any conflict between the provisions under this Security Agreement and those under such other Loan Document, the provision or provisions selected by the Collateral Agent (acting at the direction of the Lenders) shall control with respect to such Collateral.

              10.14 ARBITRATION. DEBTOR AGREES THAT ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE ARBITRATION PROVISIONS OF THE OTHER LOAN DOCUMENTS.

              10.15 Waiver of Bond. In the event the Collateral Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         EXECUTED as of the day, month and year first above written.


                                   PEERLESS MFG. CO.



                                   By:  /s/ Sherrill Stone
                                       ---------------------------------------
                                       Sherrill Stone
                                       Chairman and Chief Executive Officer

                                   BANK OF AMERICA, N.A., as Collateral Agent



                                   By   /s/ J. Shelby Farris
                                       ---------------------------------------
                                       J. Shelby Farris, Vice President

                                   EXHIBIT 1.1
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                                 Pledged Shares

                              Domestic Subsidiaries


Name                          State of              Description of Each      Par Value       Number of             Certificate No.
                              Incorporation           Class and Series                     Issued Shares
                                                      (If Applicable)
----                          -------------         -------------------      ---------     -------------           ---------------
PMC Acquisition, Inc.         Texas                      Common                $0.01           1,000                      1

                                   EXHIBIT 1.2
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                                 Pledged Shares

                              Foreign Subsidiaries


Name                            Place of                Description of Each     Par Value         Number of        Certificate No.
                                Incorporation             Class and Series                      Issued Shares
                                                          (If Applicable)
----                            -------------           -------------------     ---------       -------------      ---------------
Peerless Europe B.V.            Netherlands                      *                  *                 *                   *
Peerless Europe Ltd.            United Kingdom                   *                  *                 *                   *
Peerless (Barbados) Inc.        Barbados                         *                  *                 *                   *

* To be completed on or before January 15, 2001.

                                   EXHIBIT 1.3
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                                 Permitted Liens

      FINANCING                   DATE FILED                   SECURED PARTY                  JURISDICTION
   STATEMENT NUMBER
   ----------------               ----------                   -------------                  ------------
9600061809                        April 1, 1996        Ikon                                Texas Secretary of
                                                       14875 Landmark Boulevard            State
                                                       Dallas, TX  75240


                                 EXHIBIT 3.4(c)
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                   Trade and Other Names; Predecessor Company


1.       Trade and Other Names:

         None

2.       Predecessor Companies:

         None

                                   EXHIBIT 3.6
                                       TO
                                PEERLESS MFG. CO.
                SCHEDULE OF REAL PROPERTY AND BUSINESS LOCATIONS


    COUNTY   OWNER                     LOCATION                  TYPE                      PARTIAL LEGAL              VALUE
    ------   -----                     --------                  ----                      -------------              -----
1.  Collin   PEERLESS MFG. CO. by      N/A                       34.0839 Acres of Real     820 BLK/SHT LOT/TR 1       $357,840
             Deed dated 11/6/90 of     Wylie                     Property                  ACRES 34.0839 SURVEY
             record in Vol. 3386,                                                          SHELBY SB
             Pg. 340

2.  Dallas   PEERLESS MFG. CO. by      2811 Walnut Hill          Real Property and         LOT 4 WALNUT HILL LN &     $1,100,000
             Deed dated 9/25/91 of                               Improvements located      MKT RR
             record in Vol. 76177,                               thereon
             Pg. 132

3.  Dallas   PEERLESS MFG. CO. by      2817 -2835 Walnut Hill    Real Property and         121,342 SQFT OF LAND IN    $718,740
             Deed dated 8/1/84 of                                Improvements located      WILLIAM MOONEYHAM SURVEY
             record in Vol. 84151,                               thereon                   ABST NO. 946, BLOCK NO.
             Pg. 4303                                                                      6458

4.  Dallas   PEERLESS MFG. CO. by      1729 Broadway             2 Acres of Real           WILLIAM LARNER ABST 799    $565,870
             Deed dated 9/26/77 of                               Property and              PG 508 TR 36 ACS 2.00
             record in Vol. 77188,                               Improvements located
             Pg. 458                                             thereon

5   Denton   PEERLESS MFG. CO. by      1115 Duncan St.           Real Property and         EXPRESSWAY INDUSTRIAL      $477,600
             Deed dated 6/1/73 of                                Improvements located      PARK, BLOCK A, LOT 4 (N
             record in Vol. 676,                                 thereon                   PT) 4/278-A
             Pg.344-346


                                   EXHIBIT 3.7
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                    Deposit, Commodity and Security Accounts

BANK     ACCT. NO.                   ACCT. NAME                        DESCRIPTION
----     ---------                   ----------                        -----------

BANK OF AMERICA:
         125-207-9666          Peerless Mfg. Co.                       General Fund

         125-207-9666          Peerless Mfg. Co.                       Wire Transfers from General Fund

         125-253-9853          Peerless Mfg. Co.                       Payroll Account

CHASE BANK OF TEXAS:
         32407011570           Peerless Mfg. Co.                       General Fund

ROYAL BANK OF CANADA:
         212-884-1             Peerless Mfg. Co.                       General Fund

UNITED OVERSEAS BANK LIMITED:
101-343-974-0                  Peerless Mfg. Co. - Singapore           Singapore Dollar
                                                                       General Fund

MERRILL LYNCH
540-07040                      Peerless Mfg. Co.                       CMA Money Funds

WELLS FARGO BANK
         1097-156830-000       Peerless Mfg. Co.                       CD's $61,000.00 see notes
         1097-217137-000       Peerless Mfg. Co.                       CD's $212,342.81
                                                                            $273,342.81


                                  EXHIBIT 3.10
                                       TO
                                PEERLESS MFG. CO.
                               SECURITY AGREEMENT

                              Intellectual Property

                                                                             COPYRIGHTS
                          -------------------------------------------------------------------------------------------------------
                          Country of                     Applications or      Registration or
Owner of Record           Registration      Copyright    Registration No.     Filing Date         Expiration Date        Title
---------------           ------------      ---------    ----------------     ---------------     ---------------        -----


                                                                                    COPYRIGHTS LICENSES
                                                         ------------------------------------------------------------------------
Name of Agreement                                                Patent                                   Date of Agreement
-----------------                                                ------                                   -----------------

                                                                              PATENTS
                             ------------------------------------------------------------------------------------------------------

Owner of Record
After Assignment             Country      Patent           Applications or     Registration      Issue Date
Agreements are Filed         of Origin    Identification   Registration No.    or Filing Date    (if known       Expiration Date
--------------------         ---------    --------------   ----------------    --------------    ----------      ---------------

                                                                                PATENT LICENSES
                                                         ------------------------------------------------------------------------
Name of Agreement                                                Patent                                   Date of Agreement
-----------------                                                ------                                   -----------------

                                                                                   TRADEMARKS
                             ------------------------------------------------------------------------------------------------------
                             Country                       Applications or
Owner of Record              of Origin      Trademark      Registration No.     Filing Date      Expiration Date       Goods
---------------              ---------      ---------      ----------------     -----------      ---------------       -----

                                                                                 TRADEMARK LICENSES
                                                         ------------------------------------------------------------------------
Name of Agreement                                                Patent                                   Date of Agreement
-----------------                                                ------                                   -----------------